PROXY

EVERGREEN LIMITED DURATION FUND

A series of Evergreen Select Fixed Income Trust

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 28, 2007

The undersigned, revoking all Proxies heretofore given, hereby appoints Maureen E. Towle, Sally E. Ganem, Catherine F. Kennedy and Lloyd Lipsett or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Evergreen Limited Duration Fund (“Limited Duration Fund”), a series of Evergreen Select Fixed Income Trust, that the undersigned is entitled to vote at the meeting of shareholders, and at any adjournment(s) thereof, of Limited Duration Fund to be held at 10:30 a.m., Eastern time, on September 28, 2007, at the offices of Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034, as fully as the undersigned would be entitled to vote if personally present.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the accompanying prospectus/proxy statement, the terms of each of which are incorporated by reference.

THE BOARD OF TRUSTEES RECOMMENDs A VOTE “FOR” THE PROPOSAL.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

Signature(s) and Title(s), if applicable                                    Date

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

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Three simple methods to vote your proxy:

Internet:

Log on to www.myproxyonline.com. Make sure to have this proxy card available when you plan to vote your shares.  You will need the control number and check digit found in the box at the right at the time you execute your vote.

Touchtone Phone	Simply dial toll-free (866) 437-4675 and follow the automated instructions. Please have this proxy card available at the time of the call.
Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

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                                                                                                                                                                                                  PROXY

EVERGREEN LIMITED DURATION FUND

A series of Evergreen Select Fixed Income Trust

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF EVERGREEN SELECT FIXED INCOME TRUST. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON PROPOSAL 1. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR PROPOSAL 1 IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF EVERGREEN SELECT FIXED INCOME TRUST RECOMMENDS A VOTE FOR PROPOSAL 1. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES NAMED WILL BE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH MATTERS.

PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK.  DO NOT USE RED INK.

	FOR	AGAINST	ABSTAIN

1.   To approve the Agreement and Plan of Reorganization dated as of June 22, 2007, providing for the acquisition of all the assets of Evergreen Limited Duration Fund  (“Limited Duration Fund”), a series of Evergreen Select Fixed Income Trust, by Evergreen Ultra Short Opportunities Fund (“Ultra Short Opportunities Fund”), a series of Evergreen Fixed Income Trust, in exchange for the assumption by Ultra Short Opportunities Fund of all of the liabilities of Limited Duration Fund and the distribution of shares of Ultra Short Opportunities Fund to shareholders of Limited Duration Fund in liquidation and subsequent termination of Limited Duration Fund.

2. To consider and vote upon such other matters as may properly come before said meeting or any adjournment or postponements thereof.